Exhibit 10.3

                       Professional Consultant: Agreement




This Consulting Agreement ("Agreement") is made as of May 27, 2002 by and between Telecommunication Products, Inc ("TCPD") a Colorado corporation with offices at 9171 Wilshire Boulevard, Suite B, Beverly Hills, California 90210 and Herbert Cannon an individual with offices at 23402 Savona Court F133433 (the "Consultant")

WITNESSTH

WHEREAS, the Company desires to retain Consultant to render consulting services, Negotiating, strategic transaction, restructuring, strategic

WHEREAS, Consultant is willing to perform such consulting services on the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the premises herein and other good and valuable considerations, the parties agree as follows:

1. ENGAGEMENT

The Company hereby engages Consultant and Consultant hereby accepts such engagement as a Consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company.

2. CONSULTANT DUTIES

Consultant shall, at the request of the Company, provide business management and marketing consultation services. Such services shall include, advice concerning the implementation and monitoring of business and marketing plans, as well as establishing and/or enhancing the Company's presence, advice concerning the Company obtaining investment banking and financial services, and advice concerning the Company retaining other professionals.

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3. TERM

The term of this agreement shall commence on the date hereof and continue for a period Twelve (12) Months.

4. COMPENSATION

 As full compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and the Consultant agrees to accept, $8,OOO(Eight thousand dollars) per month.

5. ACTIVITIES

 Throughout the term of this agreement, Consultant will provide the officers, directors, employees or designees of the Company with verbal as well as written reports, when reasonably requested, concerning its activities.

6. THIRD PARTIES

The Company acknowledges that, in connection with its engagement hereunder, Consultant may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder.

7. CONFIDENTIAL INFORMATION

 Consultant acknowledges that any and all confidential knowledge or information concerning the Company and its affairs obtained by it, its principals, employees and/or contractors in the course of its engagement hereunder will be inviolate by it and that it will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever during the term of hereof.

8 CONSULTANT STATUS

Consultant acknowledges that it is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of its services hereunder shall be its sole responsibility. Consultant further agrees that nothing herein shall create a

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relationship of partners or joint ventures between Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind the Company to any commitment without the prior written consent of the Company in each instance.

9.INDEMNIFICATION

The Consultant shall hold harmless and indemnify Company from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant or Company relating to the performance of its duties hereunder. The provision of this section shall survive termination of this agreement. The Consultant will follow all applicable SEC and NASD laws, rules and regulations in performance of its duties hereunder.

TELECOMMUNICATION PRODUCTS, INC.

By; Robert Russell, President

Sign____________________



By: Herbert Cannon

(An Indivivual

Sign ______________________